UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	June 25, 2008

Cleveland-Cliffs Inc
__________________________________________
(Exact name of registrant as specified in its charter)

Ohio	1-8944	34-1464672
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

1100 Superior Avenue, Cleveland, Ohio		44114-2544
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	216-694-5700

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On June 25, 2008, Cleveland-Cliffs Inc (the "Company") issued senior notes to certain institutional investors (the "Purchasers") in a private placement pursuant to a Note Purchase Agreement (the "Agreement"), by and among the Company and the Purchasers party thereto.

Pursuant to the Agreement, the Company issued a total of $325 million Series 2008A senior notes in two tranches (the "Notes"). The $270 million Tranche A senior notes bear interest at 6.31% and mature on June 15, 2013. The $55 million Tranche B senior notes bear interest at 6.59% and mature on due June 15, 2015.

The Notes are unsecured obligations of the Company and are guaranteed on an unsecured senior basis by certain domestic subsidiaries of the Company. The Senior Notes and the guarantees thereof rank equal with all other senior unsecured debt of the Company and the applicable guarantors.

The Agreement contains customary covenants that require compliance with certain financial covenants and limit the Company’s and its restricted subsidiaries’ ability, among other things, to incur liens on assets, merge or consolidate with other persons, transfer or sell a substantial part of their assets, substantially change the nature of their business or enter into transactions with affiliates. The Agreement also contains events of default, customary for such financings, the occurrence of which will permit the holders of the Notes to accelerate the amounts due thereunder. Holders of the Notes will also have the option to require the Company to prepay the Notes upon a change in control of the Company.

The Company may prepay all or a part of the Notes at 100% of the principal amount thereof, together with accrued and unpaid interest, plus any applicable make-whole amount.

The Company will use the proceeds to repay senior unsecured indebtedness and for general corporate purposes, which may include acquisitions.

Certain of the Purchasers and their respective affiliates have provided or performed, and may in the future provide or perform, various insurance, human resources and other services for the Company and its subsidiaries for which they have received, and will receive, customary fees and expenses.

The foregoing description of the Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Agreement, a copy of which is being filed as Exhibit 4(a) to this Current Report on Form 8-K and is incorporated herein by reference.

Item 8.01 Other Events.

Cleveland-Cliffs Inc published a news release dated June 26, 2008 as follows:

Cleveland-Cliffs Announces Private Placement
of $325 Million of Senior Notes

CLEVELAND — June 26, 2008 — Cleveland-Cliffs Inc (NYSE: CLF) announced that, effective today, it has closed on two tranches of senior notes totaling $325 million.

The privately placed offering consisted of $270 million 6.31% Five-Year Senior Notes due June 15, 2013, and $55 million 6.59% Seven-Year Senior Notes due June 15, 2015. Interest will be paid on the notes for both tranches on December 15, and June 15, until their respective maturities. Interest and principal amounts are guaranteed on a senior basis by certain domestic subsidiaries of the Company. The Company will use the proceeds to repay senior unsecured indebtedness and for general corporate purposes, which may include acquisitions.

Laurie Brlas, Cliffs’ executive vice president and chief financial officer, said, "The placements enhance Cliffs’ financial flexibility and will allow us to quickly act on opportunities to grow our business as they arise."

The notes and guarantees are not required to be registered under the Securities Act of 1933, as amended, and have been placed with qualified institutional investors.

The notes were offered to qualified institutional buyers. The senior notes offered and related guarantees have not been registered under the Securities Act and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements. This press release shall not constitute an offer to sell or the solicitation of an offer to buy such senior notes.

To be added to Cleveland-Cliffs’ e-mail distribution list, please click on the link below:
http://www.cpg-llc.com/clearsite/clf/emailoptin.html

Cleveland-Cliffs Inc, headquartered in Cleveland, Ohio, is an international mining company, the largest producer of iron ore pellets in North America and a major supplier of metallurgical coal to the global steelmaking industry. The Company operates six iron ore mines in Michigan, Minnesota and Eastern Canada, and three coking coal mines in West Virginia and Alabama. Cliffs also owns 80 percent of Portman Limited, a large iron ore mining company in Australia, serving the Asian iron ore markets with direct-shipping fines and lump ore. In addition, the Company has a 30 percent interest in the Amapá Project, a Brazilian iron ore project, and a 45 percent economic interest in the Sonoma Project, an Australian coking and thermal coal project.

This news release contains predictive statements that are intended to be made as "forward-looking" within the safe harbor protections of the Private Securities Litigation Reform Act of 1995. Although the Company believes that its forward-looking statements are based on reasonable assumptions, such statements are subject to risk and uncertainties.
Actual results may differ materially from such statements for a variety of reasons, including: changes in the sales mix; the impact of other price-adjustment factors on the Company’s North American sales contracts; changes in demand for iron ore pellets by North American integrated steel producers, or changes in Asian iron ore demand due to changes in steel utilization rates, operational factors, electric furnace production or imports into the United States and Canada of semi-finished steel or pig iron; availability of capital equipment and component parts; availability of float capacity on the Great Lakes; changes in the financial condition of the Company’s partners and/or customers; market forces that negatively impact the domestic and international metallurgical coal markets; changes in global demand for metallurgical coal by integrated steel producers due to changes in steel utilization rates; rejection of major contracts and/or venture agreements by customers and/or participants under provisions of the U.S. Bankruptcy Code or similar statutes in other countries; the impact of consolidation in the steel industry; events or circumstances that could impair or adversely impact the viability of a mine and the carrying value of associated assets; inability to achieve expected production levels; failure to receive or maintain required environmental permits; problems with productivity, labor disputes, weather conditions, fluctuations in ore grade, tons mined, changes in cost factors including energy costs, transportation and employee benefit costs; and the effect of these various risks on the Company’s future cash flows, debt levels, liquidity and financial position.

Reference is also made to the detailed explanation of the many factors and risks that may cause such predictive statements to turn out differently, set forth in the Company’s Annual Report and Reports on Form 10-K and previous news releases filed with the Securities and Exchange Commission, which are publicly available on Cleveland-Cliffs’ website. The information contained in this document speaks as of the date of this news release and may be superseded by subsequent events.
News releases and other information on the Company are available on the Internet at:
http://www.cleveland-cliffs.com
SOURCE: Cleveland-Cliffs Inc

CONTACT:

Steve Baisden
Director, Investor Relations and Corporate Communications
(216) 694-5280
srbaisden@cleveland-cliffs.com

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

4(a) Cleveland-Cliffs Inc and the Investors therein entered into a Note Purchase Agreement dated June 25, 2008

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Cleveland-Cliffs Inc

June 30, 2008	By:	George W. Hawk, Jr.

Name: George W. Hawk, Jr.
Title: General Counsel and Secretary

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Exhibit Index

Exhibit No.	Description

4.(a)	Cleveland-Cliffs Inc and the Investors therein entered into a Note Purchase Agreement dated June 25, 2008